SCHEDULE 14A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 1
      4a-6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
                         CHURCHILL DOWNS INCORPORATED
 ..............................................................................
               (Name of Registrant as Specified In Its Charter)
                     Alexander M. Waldrop, General Counsel
 ..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
      Item 22(a)(2) of Schedule 14A.
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
      ........................................................................
      2)  Aggregate number of securities to which transaction applies:
      ........................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      ........................................................................
      4)  Proposed maximum aggregate value of transaction:
      ........................................................................
      5)  Total fee paid:
      ........................................................................

[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      ........................................................................
      2)  Form, Schedule or Registration Statement No.:
      ........................................................................
      3)  Filing Party:
      ........................................................................
      4)  Date Filed:
      ........................................................................

                          CHURCHILL DOWNS INCORPORATED
                               700 Central Avenue
                           Louisville, Kentucky 40208


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 1996

To the Shareholders of Churchill Downs Incorporated:


                  Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 13, 1996, at 10:00 a.m., E.D.T. for the following purposes:

     I. To elect four (4) Class III Directors for a term of three (3) years (Proposal No. 1);

     II. To approve the proposed Churchill Downs Incorporated 1995 Employee Stock Purchase Plan (Proposal No. 2);

     III. To approve or disapprove the minutes of the 1995 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No. 3); and

     IV. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

                  The close of business on April 18, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

                  Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

                  By Order of the Board of Directors.



                                                     ALEXANDER M. WALDROP
                                                     Senior Vice President,
                                                     Secretary and
                                                     General Counsel

May 10, 1996

                          CHURCHILL DOWNS INCORPORATED
                               700 Central Avenue
                           Louisville, Kentucky 40208


                                 PROXY STATEMENT
                                 ---------------


                         Annual Meeting of Shareholders
                           To Be Held on June 13, 1996


                  The enclosed Proxy is being solicited by the Board of Directors of Churchill Downs Incorporated (the "Company") to be voted at the 1996 Annual Meeting of Shareholders to be held on Thursday, June 13, 1996, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 9, 1996.

VOTING RIGHTS
- -------------

                  Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 18, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date, 3,784,605 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

          If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE CHURCHILL DOWNS
INCORPORATED 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE MINUTES OF THE 1995 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

REVOCATION OF PROXY
- -------------------

                  A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

                      COMMON STOCK OWNED BY CERTAIN PERSONS
                      -------------------------------------

                  The following table sets forth information concerning the beneficial ownership of the Common Stock as of March 1, 1996, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.


                                                               SHARES
        NAME AND ADDRESS                                       BENEFICIALLY
        OF BENEFICIAL OWNER                                    OWNED                    % OF CLASS
       --------------------                                    ------------             ----------

28 parties to a Third Supplemental
Stockholder Agreement
c/o Thomas H. Meeker, Stockholder
      Representative
700 Central Avenue
Louisville, Kentucky  40208                                   1,235,526 (1)(4)(5)       32.4%

Darrell R. Wells
4350 Brownsboro Road
Suite 310
Louisville, Kentucky  40207                                   232,930 (2)(3)(4)         6.2%

Charles W. Bidwill, Jr.
911 Sunset Road
Winnetka, Illinois  60093                                     223,259 (2)(3)(4)         5.9%

21 Directors and Executive
Officers as a Group                                           1,133,382 (2)(3)(4)(6)    29.5%

- ---------------


(1) Pursuant to certain federal securities laws, the parties to the Third Supplemental Stockholder Agreement (the "Stockholder Agreement") may collectively be considered a "group" and therefore may be deemed a "person" known by management of the Company to own beneficially more than 5% of the shares of Common Stock of the Company. The names and addresses of the parties to the Stockholder Agreement are set forth in the Schedule 13D filed by such parties with the Securities and Exchange Commission ("SEC") on April 25, 1995, as amended on May 31, 1995, which filing is incorporated herein by reference. Each shareholder who is a party to the Stockholder Agreement has agreed that until April 15, 1997, such shareholder will not sell, transfer, assign or otherwise dispose of shares of Common Stock beneficially owned or acquired by such shareholder without first offering to sell such Common Stock to the Company and to all other signatories to the Stockholder Agreement on the same terms and conditions as in an offer received from a third party by such shareholder. The Stockholder Agreement provides for proration of the shares offered by the selling shareholder in the event that more than one of the signatories to the Stockholder Agreement desires to purchase the shares offered by such selling shareholder. The Stockholder Agreement provides that Common Stock may be transferred by the parties to the Agreement, without offering such Common Stock to the Company and to all other signatories, [i] pursuant to an offer to purchase not less than all of the outstanding shares of the Common Stock that the Board of Directors has recommended and that an independent financial advisor retained by the Company has determined is fair to the Company's shareholders from a financial point of view; [ii] by gift, will or pursuant to the laws of descent and distribution; [iii] by pledge to a financial institution; [iv] if the transfer is by operation of law; or [v] in a small transaction which is defined to be a transfer in any single calendar month of 3,000 shares or less of the Common Stock. The Stockholder Agreement does not restrict the rights of any shareholder who is a party thereto to vote the Common Stock, to receive cash or stock dividends, to receive shares of Common Stock in a stock split, or to sell or dispose

                                        3




     of shares of Common Stock except as specifically set forth in such Stockholder Agreement. The Company has approved and become a third party beneficiary of the Stockholder Agreement.

(2) Of the total shares listed above, Mr. Wells disclaims beneficial ownership of 22,400 shares held by The Wells Foundation, Inc., of which he is a trustee and of 135,791.90 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Wells shares voting and investment power with respect to all shares attributed to him in the above table. Mr. Bidwill shares voting and investment power with respect to 2,919 shares beneficially owned by him.

(3) See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(4) The 232,930 shares beneficially owned by Mr. Wells and 223,259 shares beneficially owned by Mr. Bidwill are subject to the Stockholder Agreement. An additional 633,827 shares owned by certain other directors, nominees for election as directors and executive officers of the Company are subject to the Stockholder Agreement.

(5)  Includes 33,800 shares issuable under currently exercisable options.

(6)  Includes 56,800 shares issuable under currently exercisable options.


              Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. Pursuant to applicable SEC regulations, the signatories to the Stockholder Agreement are also required to file such reports with the SEC solely because they are signatories to the Stockholder Agreement. See Footnote (1) above for a discussion of the terms of the Stockholder Agreement. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, the Company determined that Edna Veeneman Lewis, a signatory to the Stockholder Agreement, made a late filing of one (1) report, covering one (1) transaction. In addition, W. Bruce Lunsford made a late filing of one (1) report relating to Mr. Lunsford becoming a signatory to the Stockholder Agreement but prior to being elected a director of the Company. The required reports were subsequently filed for each person. Based solely on its review of the forms filed with the SEC, the Company believes that all other filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                        EXECUTIVE OFFICERS OF THE COMPANY
                        ---------------------------------

              The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

                                                                                    COMMON STOCK OF
                                                                                      THE COMPANY
                                                                                   BENEFICIALLY OWNED
                                                                                AS OF MARCH 1, 1996(1)(2)
                                                                                -------------------------

                                 POSITION(S) WITH COMPANY                                             % OF
  NAME AND AGE                     AND TERM OF OFFICE                                 AMOUNT         CLASS
  ------------                   ------------------------                             ------         -----
William S. Farish (3)            Director since 1985;                              43,280(4)          1.1%
57                               Chairman of the Board
                                 since 1992

Thomas H. Meeker                 President and Chief Executive                  46,337(4)(5)          1.2%
52                               Officer since 1984; Director since 1995

Vicki L. Baumgardner             Vice President, Finance and                        3,153(6)           .1%
44                               Treasurer since February 1993;
                                 Controller from 1989 to February
                                 1993

David E. Carrico                 Senior Vice President, Administration              4,310(7)           .1%
45                               since June 1994; Vice President of
                                 Marketing from 1990 to June 1994

Dan L. Parkerson                 Senior Vice President,                             4,450(8)           .1%
53                               since February 1991 and General
                                 Manager since June 1991; Vice
                                 President of Operations from 1990
                                 to February, 1991

Jeffrey M. Smith                 Senior Vice President, Planning                    6,349(9)           .2%
43                               and Development since February 1993;
                                 Senior Vice  President  of Finance from 1991 to
                                 February 1993;  Treasurer from 1986 to February
                                 1993;  Vice  President  of Finance from 1990 to
                                 1991

Alexander M. Waldrop             Senior Vice President since June 1994;            6,104(10)           .2%
39                               General Counsel and Secretary since
                                 August 1992



                                        5



- ------------------

(1) See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 1995.

(2) No executive officer shares voting or investment power with respect to his or her beneficially owned shares.

(3) Mr. Farish does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(4) All shares owned by Mr. Farish and Mr. Meeker are subject to the Stockholder Agreement. See "Common Stock Owned by Certain Persons."

(5)       Includes 33,800 shares issuable under currently exercisable options.

(6)       Includes 3,000 shares issuable under currently exercisable options.

(7)       Includes 4,000 shares issuable under currently exercisable options.

(8)       Includes 4,000 shares issuable under currently exercisable options.

(9)       Includes 6,000 shares issuable under currently exercisable options.

(10)      Includes 6,000 shares issuable under currently exercisable options.


          Mr. Waldrop was employed as an attorney with the Louisville law firm of Wyatt, Tarrant & Combs, which firm serves as primary outside counsel to the Company, from August 1985 until his employment by the Company.


                              ELECTION OF DIRECTORS
                              ---------------------
                                (PROPOSAL NO. 1)
                                ----------------

          At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class III of the Board of Directors to hold office for a term of three (3) years expiring at the 1999 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified.
          The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five
(25) members, the exact number to be
established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one
(1) class is elected annually. The Board of Directors previously established the Board at thirteen members: four (4) directors in Class I, five (5) directors in Class II, and four (4) directors in Class III. During 1995, Daniel M. Galbreath, a director in Class I, passed away. At this time, the Board of Directors has determined to leave this seat vacant.

          At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class III. All of the nominees currently serve as Class III directors of the Company and all of the nominees have agreed to serve if reelected. If there are more nominees at the Annual Meeting than there are directorships, the nominees receiving the highest number of votes will be elected to the available directorships.


NOMINEES FOR ELECTIONS AS DIRECTORS
- -----------------------------------


                                                                                               COMMON STOCK OF
                                                                                          THE COMPANY BENEFICIALLY
                                                                                                 OWNED AS OF
                                                                                              MARCH 1, 1996(3)
                                                                                          ------------------------
           NAME, AGE AND                     PRINCIPAL OCCUPATION (1) AND
    POSITIONS WITH COMPANY                     CERTAIN DIRECTORSHIPS (2)                  AMOUNT          % OF CLASS
    ----------------------                ----------------------------------              ------          ----------
                                          CLASS III - TERMS EXPIRING IN 1999
                                          ----------------------------------

Charles W. Bidwill, Jr.            Chairman of the Board, National Jockey Club            223,259(4)        5.9%
67                                 (Operator of Sportsman's Park Racetrack);
Director since 1982                Former President and General Manager,
                                   National Jockey Club (until December 31,
                                   1995); Director, Orange Park Kennel Club,
                                   Associated Outdoor Clubs (Tampa Greyhound
                                   Track), Bayard Raceways and Caterers of
                                   North Florida, Jacksonville Kennel Club, Big
                                   Shoulders Fund, Archdiocese of Chicago, Link
                                   Unlimited


                                        7





Thomas H. Meeker                   President and Chief Executive Officer of the         46,337(4)(5)        1.2%
52                                 Company; Director, Anderson Park, Inc.
Director since 1995;               (Chairman), Thoroughbred Racing Association
President and Chief                of North America, Inc. (Executive Committee),
Executive Officer since            Equibase Company, PNC Bank, Kentucky, Inc.
1984                               (Chairman, Audit and Loan Committees), Bell
                                   South Telecommunications, Inc. (Vice
                                   Chairman, Executive Committee) and Alliant
                                   Health System, Inc. (Executive Committee)

Carl F. Pollard                    Owner, Hermitage Farm since 1995                        73,040(4)        1.9%
57                                 (Thoroughbred breeding); Director and
Director since 1985                Chairman of the Executive Committee,
                                   Columbia/HCA Healthcare Corporation;
                                   Former Chairman of the Board, Columbia
                                   Healthcare Corporation; President and Chief
                                   Operating Officer (1991-March 1993),
                                   Humana Inc.; Director, National City Bank,
                                   Kentucky and Nexstar Pharmaceuticals, Inc.;
                                   President and Director, Kentucky Derby
                                   Museum Corporation

Darrell R. Wells                   General Partner, Security Management                   232,930(4)        6.2%
52                                 Company (Investments); Director, First
Director since 1985                Security Trust Company, Shelby County Trust
                                   Bank, Commonwealth Bancshares, Citizens
                                   Financial Corporation, Commonwealth Bank &
                                   Trust Company and Jundt Growth Fund

- ---------------

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships considered significant by them.

(3) No nominee shares voting or investment power of his beneficially owned shares, except that Mr. Bidwill and Mr. Wells share with others the voting and investment power with respect to 2,919 and 232,930 shares, respectively. Of the total shares listed above, Mr. Wells disclaims beneficial ownership of 22,400 shares held by The Wells Foundation, Inc., of which he is a trustee and of 135,791.90 shares held by The Wells Family Partnership, of which he is the Managing General Partner.

(4) Messrs. Bidwill, Meeker, Pollard and Wells are signatories to the Stockholder Agreement with respect to 223,259, 46,337, 73,040 and 232,930 shares, respectively. See "Common Stock Owned by Certain Persons."

(5)       Includes 33,800 shares issuable under currently exercisable options.


     The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

CONTINUING DIRECTORS
- --------------------

The following table sets forth information relating to the Class I and Class II directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such directors.



                                                                                      COMMON STOCK OF THE COMPANY
                                                                                       BENEFICIALLY OWNED AS OF
                                                                                             MARCH 1, 1996 (3)
                                                                                      ----------------------------
           NAME, AGE AND                   PRINCIPAL OCCUPATION (1) AND
      POSITIONS WITH COMPANY                 CERTAIN DIRECTORSHIPS (2)                      AMOUNT      % OF CLASS
      ----------------------               ----------------------------                     ------      ----------

                                       CLASS I - TERMS EXPIRING IN 1997 (4)
                                       ------------------------------------

William S. Farish                    President, W. S. Farish & Company                   43,280(5)         1.1%
57                                   (Trust management company) and
Director since 1985; Chairman        Owner, Lane's End Farm; Director,
since 1992                           Breeders' Cup Limited and Keeneland
                                     Association, Incorporated; Vice
                                     Chairman and Steward, Jockey Club;
                                     Advisory Director, Galveston-Houston
                                     Company, Inc. and Post Oak Bank


                                        9





G. Watts Humphrey, Jr.               President, G.W.H. Holdings, Inc.                         18,000        .5%
51                                   (Private investment company); Chief
Director since 1995                  Executive Officer, The Conair Group,
                                     Inc., Metaltech L.P., Nextech, L.P.,
                                     Galvtech, L.P. and Smith-Steelite;
                                     Deputy Chairman - Fourth District,
                                     Federal Reserve Bank of Cleveland;
                                     Chairman, The Society of Plastics
                                     Industry, Inc. and The Blood-Horse,
                                     Inc.; Director, Keeneland Association,
                                     Incorporated; Treasurer, Breeders' Cup
                                     Limited; Steward, Jockey Club

Arthur B. Modell                     Owner and President, National Football                    1,000         *
70                                   League Baltimore Franchise
Director since 1985                  (Professional football team); Board of
                                     Trustees and President, Cleveland
                                     Clinic Foundation; Director, Lake Erie
                                     Radio Co.


                                         CLASS II - TERMS EXPIRING IN 1998
                                         ---------------------------------

Catesby W. Clay                      Chairman, Kentucky River Coal                         46,630(5)       1.2%
72                                   Corporation (Coal land lessor);
Director since 1953                  President, Runnymede Farm, Inc.
                                     (Thoroughbred breeding); Director,
                                     National Council of Coal Lessors
                                     (Executive Committee), Kentucky Coal
                                     Association, University of Kentucky
                                     Mining Engineering Foundation;
                                     Director and President, Foundation for
                                     Drug-Free Youth

J. David Grissom                     Chairman, Mayfair Capital, Inc.                       10,050(5)        .3%
57                                   (Private investment firm); Director,
Director since 1979                  Providian Corporation, Columbia/HCA
                                     Healthcare Corporation, LG&E Energy
                                     Corporation and Regal Cinemas, Inc.;
                                     Chairman, Centre College Board of
                                     Trustees

Seth W. Hancock                      Partner and Manager, Claiborne Farm,                 142,825(5)       3.8%
46                                   and President, Hancock Farms, Inc.
Director since 1973                  (Thoroughbred breeding and farming);
                                     Vice President and Director, Clay Ward
                                     Agency, Inc. (Equine insurance);
                                     Director, Hopewell Company and
                                     Keeneland Association, Incorporated
                                     and Breeders' Cup Limited (Executive
                                     Committee)


                                       10





Frank B. Hower, Jr.                  Retired; Former Chairman, Liberty                    1,040(5)         *
67                                   National Bancorp, Inc. and Liberty
Director since 1979                  National Bank & Trust Company of
                                     Louisville;  Director,  Banc  One  Kentucky
                                     Corporation,   Bank  One,   Kentucky,   NA,
                                     American   Life  and   Accident   Insurance
                                     Company,  The  Associated  Group,  Regional
                                     Airport   Authority   of   Louisville   and
                                     Jefferson   County,   Kentucky   Historical
                                     Society and Actors  Theatre of  Louisville;
                                     Member, Board of Trustees,  Centre College,
                                     J. Graham Brown  Foundation  and University
                                     of Louisville

W. Bruce Lunsford                    Chairman, President and Chief                      100,030(5)         2.6%
48                                   Executive Officer, Vencor, Inc.;
Director since 1995                  Director, ResCare, Inc., National City
                                     Bank, Kentucky (Executive
                                     Committee), National City Corporation,
                                     Kentucky Economic Development
                                     Corporation and Kentucky Country Day
                                     School; Member, Board of Trustees,
                                     Bellarmine College and Centre College


                                               DIRECTORS EMERITI (6)(7)
                                               ------------------------

John W. Barr, III                    Retired; Former Chairman, National                   2,000(5)          .1%
75                                   City Bank, Kentucky, Inc.; Director,
Director from 1979 to 1993;          Kitchen Kompact Company; Director,
Director Emeritus since 1993         Speed Museum, Cave Hill Cemetery,
                                     Boy Scouts of America and American
                                     Printing House for the Blind

Louis J. Herrmann, Jr.               Owner, Louis Herrmann Auto                          50,265(5)         1.3%
76                                   Consultant Incorporated (Automobile
Director from 1968 to 1994;          sales); Director, Southeastern Financial
Secretary-Treasurer from             Services, Inc.
1985 to 1986;
Director Emeritus since 1994

Stanley F. Hugenberg, Jr.            President, Jackantom Sales Company                   3,670(5)          .1%
78                                   (Manufacturers' representative);
Director from 1982 to 1992;          Member, Board of Trustees, J. Graham
Director Emeritus since 1992         Brown Foundation

William T. Young                     Chairman, W.T. Young, Inc.                         114,660(5)         3.0%
78                                   (Warehousing); Owner, Overbrook
Director from 1985 to 1992;          Farm (Thoroughbred breeding);
Director Emeritus since 1992         Director, Columbia/HCA Healthcare
                                     Corporation; Chairman, Board of
                                     Trustees, Transylvania University


                                       11


- ---------------

*Less than 0.1%


(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships considered significant by them.

(3) No director shares voting or investment power of his beneficially owned shares, except that Messrs. Clay, Hancock and Herrmann share with others the voting and investment power with respect to 43,630 shares, 106,325 shares and 10,200 shares, respectively, and Mr. Lunsford shares investment power with respect to 10,000 shares. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 10,950 shares owned by the Agnes Clay Pringle Trust of which he is a trustee, and Mr. Hancock specifically disclaims beneficial ownership of 79,200 shares owned by the A.B. Hancock Jr. Marital Trust of which he is the trustee, of 9,030 shares owned by the Waddell Walker Hancock II Trust of which he is a trustee, of 9,030 shares owned by the Nancy Clay Hancock Trust of which he is a trustee and of 6,043.33 shares held by the ABC Partnership of which he is a general partner.

(4) Daniel M. Galbreath served as a Class I director until his death in September of 1995. The Board of Directors has determined to leave the position formerly held by Mr. Galbreath vacant at this time.

(5) Messrs. Farish, Clay, Grissom, Hancock, Hower, Lunsford, Barr, Herrmann, Hugenberg and Young are signatories to the Stockholder Agreement with respect to 43,280, 46,630, 10,050, 142,825, 1,040, 100,030, 2,000, 50,265,
     3,670 and 114,660 shares, respectively. See "Common Stock Owned by Certain Persons."

(6) Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. The Bylaws provide that once a director is 72 years of age, he may not stand for re-election but shall assume Director Emeriti status as of the annual meeting following his current term of service as a director. The Chairman of the Board may continue to serve as a director notwithstanding this provision.

(7) Y. Peyton Wells, Jr. served as a director emeritus until his death in March of 1996.



COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS
- -----------------------------------------------------

              Four (4) meetings of the Board of Directors were held during the last fiscal year. Directors other than Directors Emeriti are paid $750 for each meeting of the Board that they attend, and directors who do not reside in Louisville are reimbursed for their travel expenses. In addition, all directors, other than Directors Emeriti, receive an annual retainer of $3,000 per year and directors who serve as committee chairmen receive an additional $1,000 for a total retainer of $4,000 per year. The Chairman of the Board receives an additional $1,000 for a total retainer of $5,000. Directors Emeriti are not paid any compensation for attending meetings. They are entitled to have their expenses reimbursed.

              The Company has four (4) standing Committees: the Executive, Audit, Compensation and Racing Committees. No Director Emeritus serves on any Board committee. The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. Thirteen (13) meetings of the Executive Committee (of which Messrs. Bidwill, Farish, Grissom and Pollard are members) were held during the last fiscal year. The Audit Committee is responsible for annually examining the financial affairs of the Company, including consulting with the Company's auditors. One (1) meeting of the Audit Committee (of which Messrs. Farish, Humphrey, Pollard and Wells are members) was held during the last fiscal year. The Compensation Committee administers the Company's Supplemental Benefit Plan, any incentive compensation plan, the 1993 Stock Option Plan, and, if approved by the shareholders, the Churchill Downs Incorporated 1995 Employee Stock Purchase Plan (as more fully described under Proposal No. 2) and reviews and recommends actions regarding executive compensation. Two (2) meetings of the Compensation Committee (of which Messrs. Farish, Hower, Lunsford, Modell and Wells are members) were held during the last fiscal year. The Racing Committee is responsible for the Company's contracts and relations with horsemen, jockeys and others providing horse racing related services. The Racing Committee (of which Messrs. Clay, Farish, Hancock and Pollard are members) held one meeting during the last fiscal year. Directors are paid $500 for each committee meeting they attend other than meetings held by telephone. The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors, except Mr. Modell, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committees on which they served.

                   PROPOSED 1995 EMPLOYEE STOCK PURCHASE PLAN
                   ------------------------------------------
                                (PROPOSAL NO. 2)
                                ----------------

              On June 15, 1995, the Board of Directors adopted the Churchill Downs Incorporated 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") and directed that it be submitted to the shareholders at the Annual Meeting for approval. Subject to such approval, the Stock Purchase Plan became effective August 1, 1995. The Stock Purchase Plan provides employees of the Company with the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock on a payroll or other compensation deduction basis. The Board of Directors believes that the Stock Purchase Plan will provide the Company's employees with a strong incentive to work for its continued success, by providing them with a convenient means for regular and systematic purchases of Common Stock. It is intended that the Stock Purchase Plan be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. The Stock Purchase Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless otherwise instructed, it is the intention of the persons named in the Proxy to vote the shares represented thereby in favor of the Stock Purchase Plan.

              The following constitutes a brief description of the material features of the Stock Purchase Plan and is qualified in its entirety by reference to the copy of the Stock Purchase Plan which is attached as EXHIBIT A to this Proxy Statement.

              All employees of the Company will be eligible to participate in the Stock Purchase Plan upon satisfying certain eligibility requirements set forth in the Stock Purchase Plan, including being employed by the Company for at least one (1) year. The Company employed approximately 260 persons as of March 1, 1996 who would be eligible to participate in the Plan.

              On each annual purchase date under the Stock Purchase Plan, each participant will be deemed to have purchased, without any further action, the number of whole shares of Common Stock determined by dividing the funds in the participant's stock purchase account by the applicable purchase price. The purchase price for shares of Common Stock on any purchase date will be equal to 85% of the lower of the fair market value per share of the Common Stock on the first or last business day of the applicable purchase period. In order to participate in the Stock Purchase Plan, a participant must voluntarily file with the Company a form authorizing regular payroll deductions to be held in the participant's stock purchase account. A participant may withdraw at any time from the Stock Purchase Plan in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the Stock Purchase Plan may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

              No employee may purchase more than 250 shares or $25,000 in fair market value of the stock in any year under the Stock Purchase Plan and all other stock purchase plans of the Company. No employee may purchase Common Stock under the Stock Purchase Plan if such employee, immediately after a right to purchase is granted to such employee, would own, directly or indirectly, within the meaning of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company.

              The Common Stock to be issued and sold under the Stock Purchase Plan may be authorized but previously unissued shares or shares purchased by the Company. The aggregate number of shares of Common Stock to be sold under the Stock Purchase Plan will not exceed 50,000 shares, subject to adjustment in the event of stock dividends, stock splits or other changes in the Company's capitalization.

              The Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt such rules and regulations for carrying out the Stock Purchase Plan as it may deem proper and in the best interests of the Company.

The Compensation Committee may amend the Stock Purchase Plan from time to time, except no amendment may be made without shareholder approval if its effect would be to cause the Stock Purchase Plan to [i] increase the number of shares reserved for issuance under the Stock Purchase Plan or [ii] alter the eligibility criteria for participation in the Stock Purchase Plan. The Stock Purchase Plan shall automatically terminate at the earlier of [i] the date on which the maximum number of shares of Common Stock have been sold or [ii] July 31, 2000.

              The Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any employee at the time of his or her election to participate in the Stock Purchase Plan or when shares are purchased. However, the difference between the fair market value of the shares on the date of purchase and the purchase price paid by the participant is considered taxable wages subject to federal employment taxes. Upon disposition of the shares, the employee will be subject to tax and the amount of tax will depend upon the holding period of the shares. If shares are disposed of by the employee more than two (2) years after the date on which the option to purchase the shares was granted (the first day of the applicable purchase period) and one (1) year after the date on which the shares were purchased, or the employee dies while owning the shares, the lesser of (a) the excess of the fair market value of the shares at the time the option to purchase the shares was granted over the employee's purchase price or (b) the excess of the fair market value of the shares at the time of such shares disposition or death over the employee's purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee's purchase price will be treated as ordinary income, and any further gain will be treated as a capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is not entitled to deductions for amounts taxed as ordinary income to the employees except to the extent of ordinary income reported by employees upon disposition of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase.

              The foregoing is only a summary of the effects of the federal income taxation upon the employee and the Company with respect to the shares purchased under the Stock Purchase Plan and does not purport to be complete. The foregoing does not discuss income tax laws of any municipality, state, or foreign country in which an employee may reside.

              THE BOARD RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO ADOPT THE CHURCHILL DOWNS INCORPORATED 1995 EMPLOYEE STOCK PURCHASE PLAN.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
             -------------------------------------------------------

              Under rules established by the SEC, the Compensation  Committee of the Board of Directors (the "Committee") is required to disclose: (1) the Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Committee has prepared this report for inclusion in the Proxy Statement.

              The Committee consists of five (5) independent Directors, none of whom has ever been employed by the Company. The Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to executive compensation. The Committee's authority and oversight extend to total compensation, including base salary, annual incentive compensation and stock options for the Company's executive officers as well as the Company's Profit Sharing Plan and Stock Option Plan. The Committee also administers the employment contract and Supplemental Benefit Plan of the Company's CEO, Thomas H. Meeker. The Committee makes its compensation recommendations to the Board of Directors after considering the recommendations of the CEO (on all but CEO compensation) and other qualified compensation consultants. The Committee also reviews compensation data from comparable companies including those found in the peer group performance graph (the "Peer Graph") which follows this report.

              The fundamental philosophy of the Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries that are competitive in the marketplace with incentive pay opportunities established by the Committee which are competitive with median levels of competitors' incentive compensation. The Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance.

              The Committee has structured executive compensation based upon this philosophy. There have been three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance: (1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's Incentive Compensation Plan ("ICP") which expired as of December 31, 1995 and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "Option Plan").

              Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

              The ICP was designed to provide a direct financial incentive in the form of annual cash and/or stock bonuses. The ICP provided for the award of a bonus based upon the Company's achievement of earnings per share ("EPS") goals and goals based upon the 5-year total return to shareholders in the form of dividends and increases in the Company's stock price, compared to the Wilshire 5000 stock index. For the Company's year ended December 31, 1995, the Committee set the ICP minimum performance goal at EPS equal to the Company's budget and total return to shareholders goal equal to the Wilshire 5000. The Company did not meet the EPS goal or the total return to shareholders goal. As a result, no bonuses were awarded under the ICP for the Company's year ended December 31, 1995.

              The ICP expired as of December 31, 1995. During the three-year term of the ICP, the Company met the goals and bonuses were awarded under the ICP on one occasion, despite the Company's strong overall performance. As a result, the Committee has determined that the ICP is not fulfilling the Committee's objectives and the Committee is evaluating alternative forms of incentive compensation. The Committee believes that a new incentive compensation plan will be established during 1996. The Committee anticipates that incentive compensation will continue to be tied to Company performance.

              The third component of executive compensation is the Option Plan. The Committee believes that the granting of options to officers of the Company, including Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 1995, awards under the Option Plan were as follows: (1) Mr. Meeker was granted 1,826 nonqualified stock options and 3,174 incentive stock options ("ISOs") and (2) all other officers were granted a total of 5,600 ISOs. The options are exercisable on December 30, 1998. The Option Plan provides for cashless exercises through broker's transactions.

              The  Committee  believes  that the Option  Plan is  integral  to a performance based compensation package. The Option Plan allows the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

              Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 1995, Mr. Meeker's annual base salary continued to be $245,000. This stability in base salary reflects the Committee's efforts to shift a greater portion of Mr. Meeker's overall compensation to performance based sources such as the Option Plan and other forms of incentive compensation.

                                                          COMPENSATION COMMITTEE
                                                          ----------------------
                                                             Frank B. Hower, Jr.
                                                               William S. Farish
                                                               W. Bruce Lunsford
                                                                Arthur B. Modell
                                                                Darrell R. Wells

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
           -----------------------------------------------------------

                The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                                PERFORMANCE GRAPH
                                -----------------

              Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of each of a peer group index and the Wilshire 5000 index for the period of approximately five (5) fiscal years commencing January 31, 1991 and ending December 31, 1995. The period ending December 31, 1993 represents an eleven (11) month period due to the change in the Company's fiscal year. The companies used in the peer group index consist of Bay Meadows Operating Co., Fair Grounds Corp., Hollywood Park Operating Co., International Thoroughbred Breeders, Inc. and Santa Anita Operating Co., which are all of the publicly traded companies known to the Company to be engaged primarily in thoroughbred racing in the continental United States. The Wilshire 5000 equity index measures the performance of all United States headquartered equity securities with readily available price data. The graph depicts the result of an investment of $100 in the Company, the Wilshire 5000 index and the peer group companies. Since the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.



                            1/31/91        1/31/92        1/31/93        12/31/93       12/31/94        12/31/95

Churchill Downs               $100          $156            $196           $235           $192            $155
Wilshire 5000                 $100          $128            $141           $155           $155            $212
Peer Group                    $100           $85            $ 86           $134            $76             $74



                             EXECUTIVE COMPENSATION
                             ----------------------

              The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 1995 (collectively the "named executive officers").

                                        SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG TERM
                                                                                 COMPENSATION


                                                                      OTHER        SECURITIES            ALL
NAME & PRINCIPAL POSITION   YEAR        SALARY(1)    BONUS(2)        ANNUAL        UNDERLYING           OTHER
                                                                     COMPEN-      OPTIONS/SARS      COMPENSATION(4)
                                                                     SATION            (#)

Thomas H. Meeker,           1995        $245,000        -0-         $57,136           5,000            $12,830
President, CEO and          1994         245,000      $73,868        49,463          10,000             12,711
Director                    1993         217,250      101,673        43,645          50,700             20,088

David E. Carrico, Senior    1995          92,000         -0-            -0-           1,000              7,922
Vice President,             1994          86,607       21,574           -0-           1,750              7,867
Administration              1993          68,000       18,471           -0-           6,000              6,304

Dan L. Parkerson,           1995          96,000         -0-            -0-           1,000              9,303
Senior Vice President,      1994          94,108       22,512           -0-           1,750              9,188
and General Manager         1993          78,883       28,695           -0-           6,000              7,061

Jeffrey M. Smith,           1995          95,000         -0-            -0-           1,000              9,039
Senior Vice President,      1994          93,581       22,278           -0-           2,000              9,171
Planning and Development    1993          76,083       27,694           -0-           9,000              8,133

Alexander M. Waldrop,       1995          92,000         -0-            -0-           1,000              8,162
Senior Vice President,      1994          88,821       21,574           -0-           2,000              8,113
General Counsel and         1993          75,167       19,543           -0-           9,000                132
Secretary


- ------------------

(1) On November 18, 1993, the Company amended its Articles of Incorporation to change its fiscal year from January 31 to December 31. Annual compensation for 1993 is based upon actual compensation paid by the Company to the named executive officers for the eleven months ended December 31, 1993. Annual compensation figures for 1994 and 1995 include a twelve month period.

(2) In 1994, bonus awards were paid in cash and/or stock pursuant to the Company's Incentive Compensation Plan. In 1993, bonuses were paid in cash outside of the Company's Incentive Compensation Plan in recognition of the Company's strong overall performance and the non-recurring nature of certain development expenses. Bonuses attributable to 1995 may be paid during 1996 under a new incentive compensation plan. See "Compensation Committee Report on Executive Compensation."

(3)  Includes the expense of a Supplemental  Benefit Plan of which Mr. Meeker is
     currently  the  only   participant.   See  the  discussion   regarding  the
     Supplemental Benefit Plan below.

(4) Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:




                         MR. MEEKER           MR. CARRICO         MR. PARKERSON         MR. SMITH           MR. WALDROP

        1995               $2,875                $466                 $818                $286                 $177
        1994                2,864                 247                  791                 278                  167
        1993                2,909                 247                  812                 288                  132



     Pursuant to the Company's Profit Sharing Plan, the Company matches employees' contributions (which are limited to 10% of annual compensation up to $9,240 for calendar year 1995) up to 2% of quarterly contributions and also makes discretionary contributions. Amounts contributed by the Company on behalf of the named executive officers are as follows:



                         MR. MEEKER           MR. CARRICO         MR. PARKERSON         MR. SMITH           MR. WALDROP

        1995               $9,955               $7,456               $8,485              $8,752               $7,985
        1994                9,847                7,620                8,397               8,893                7,946
        1993               17,179                6,057                6,249               7,845                  0





     The following table provides information with respect to the named executive officers concerning options granted during 1995:


                                                  OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                                                 GRANT
                                                                                                           DATE VALUE(3)



                                   NUMBER OF       % OF TOTAL
                                  SECURITIES         OPTIONS
                                  UNDERLYING        GRANTED TO       EXERCISE                               GRANT DATE
                                    OPTIONS         EMPLOYEES         OR BASE                                 PRESENT
                                    GRANTED         IN FISCAL          PRICE           EXPIRATION              VALUE
          NAME                        (1)             YEAR           ($/SH)(2)            DATE                  ($)

Thomas H. Meeker                     5,000              47%           $31.50           12/29/2005              $79,650
David E. Carrico                     1,000               9%           $31.50           12/29/2005              $15,930
Dan L. Parkerson                     1,000               9%           $31.50           12/29/2005              $15,930
Jeffrey M. Smith                     1,000               9%           $31.50           12/29/2005              $15,930
Alexander M. Waldrop                 1,000               9%           $31.50           12/29/2005              $15,930


- ---------------------------

(1)  The 9,000 options are exercisable beginning 12/30/1998.

(2) All options were granted on December 29, 1995. 3,174 options granted to Mr. Meeker are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, and 1,826 options granted to Mr. Meeker are non-qualified stock


                                       23




     options. The 1,000 options granted to each of Messrs. Carrico, Parkerson, Smith and Waldrop are also intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares as of the date of their grant. The 9,000 options were granted at an exercise price equal to the closing high bid price of the Company's Common Stock as of December 28, 1995.

(3) The options are valued using the Cox-Ross-Rubinstein Binomial option pricing model, which is a variation of the Black-Scholes option pricing model. This calculation is based on the following assumptions: (i) an expected option term of eight years, (ii) an interest rate of 5.58% based on the quoted yield of U.S. Treasury Bonds on the date of grant maturing in eight years, (iii) a dividend yield of 1.27% per share, and (iv) a stock price standard deviation of 43.9% based upon the average closing price of the 250-day period preceding the grant date. Based on these assumptions, the value of the nonqualifying options and the incentive stock options was determined to be $15.93 per share.




              The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 1995:


                     AGGREGATE YEAR-END OPTION VALUES



                                 NUMBER OF SECURITIES UNDERLYING UNEXERCISED  VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT
                                            OPTIONS AT YEAR END                           YEAR END (1)
                  NAME                   EXERCISABLE/UNEXERCISABLE                 EXERCISABLE/UNEXERCISABLE

Thomas H. Meeker                               33,800/31,900                              $0/17,500
David E. Carrico                                 4,000/4,750                               $0/3,500
Dan L. Parkerson                                 4,000/4,750                               $0/3,500
Jeffrey M. Smith                                 6,000/6,000                               $0/3,500
Alexander M. Waldrop                             6,000/6,000                               $0/3,500

- -------------------


(1) Closing high bid as of the last trading day of 1995 (December 29, 1995) minus the exercise price.




              The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan, commencing on retirement (or attainment of age 55 if disability occurs prior to said age) and continuing for life. The benefit payable under the Plan is increased by 1% for each year the participant remains employed by the Company after age 55, to a maximum of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [i] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [ii] 100% of the participant's monthly benefit calculated in the form of a life annuity under the Company's terminated Pension Plan; [iii] 100% of the monthly income option calculated as a life annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [iv] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a life annuity payable on his retirement date. Due to these reductions, the estimated annual benefit payable upon retirement at age 65 to Mr. Meeker under the Plan is $47,251. This estimate is based upon the following assumptions: [i] 8% annual earnings under the Company's Profit Sharing Plan; [ii] Mr. Meeker's salary remains constant; and [iii] a 4% annual cost of living increase.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT
- ----------------------------------------------------

              Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 1996 includes a base salary of $260,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on Company business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

              During the past fiscal year, the Company did not engage in any transactions in which any director or officer of the Company had any material interest, except as described below.

              Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission or the Indiana Horse Racing Commission, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.

              Directors of the Company may own or have interests in horses bought and/or sold at the Company's annual Thoroughbred horse sale. The Company has no ownership interest in the horses being bought or sold. The Company acts as the auctioneer for the sale and receives a commission as a percentage of the sales price of each horse. No director receives any extra or special benefit with regard to buying or selling Thoroughbred horses in the sale.

              One or more directors of the Company have an interest in business entities which contract with the Company for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity owned or controlled by a director.

              Mr. Charles W. Bidwill, Jr., a director and five percent (5%) owner of the Company, is the Chairman and part owner of National Jockey Club. In 1995, National Jockey Club and the Company were parties to a simulcasting contract whereby National Jockey Club was granted the right to simulcast certain of the Company's races, including the Kentucky Oaks - Grade I race and the Kentucky Derby - Grade I race. In consideration for these rights, National Jockey Club paid to the Company 5.6% of its gross handle on the Kentucky Oaks - Grade I race and the Kentucky Derby - Grade I race and 4.4% of its gross handle on the other simulcast races. For purposes of this and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the National Jockey Club facility less any money returned to the patrons by cancels and refunds. This simulcast contract is uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 1995, the Company simulcasted the Kentucky Derby to 844 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr.
Bidwill.

              Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum
(payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

              At its meeting held on March 21, 1996, the Board of Directors adopted the recommendation of the Audit Committee and selected Coopers & Lybrand, LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 1996. Coopers & Lybrand, LLP has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

              Representatives of Coopers & Lybrand, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

       APPROVAL OF MINUTES OF 1995 SHAREHOLDERS' MEETING AND OTHER MATTERS
       -------------------------------------------------------------------
                                (PROPOSAL NO. 3)
                                ----------------

              The Board of Directors of the Company does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 1995 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

                            PROPOSALS BY SHAREHOLDERS
                            -------------------------

              Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 1997 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 9, 1997.
                     INCORPORATION OF DOCUMENT BY REFERENCE
                     --------------------------------------

              Information concerning the signatories to the Stockholder Agreement is contained in the filing on Schedule 13D made by such signatories with the SEC on April 25, 1995, as amended on May 31, 1995, which Schedule 13D filing (including all exhibits) is incorporated herein by reference. The Company will provide a copy of such Schedule 13D, without charge, to a shareholder requesting such a copy, by written or oral request. Requests for copies of the
Schedule 13D should be directed to Alexander M. Waldrop, Senior Vice President,

Secretary and General Counsel, Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky 40208, telephone number (502) 636-4400.

              By Order of the Board of Directors.

                                                 Thomas H. Meeker, President
                                                 and Chief Executive Officer

                                                 Alexander M. Waldrop
                                                 Senior Vice President,
                                                 Secretary and
                                                 General Counsel
Louisville, Kentucky
May 10, 1996

                                     PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                                        IF YOU CANNOT BE PRESENT IN PERSON





                                       28